Oppenheimer Discovery Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  01/09/87          0.0200         0.0000              16.190
  12/24/87          0.0500         1.9750              15.230
  12/23/88          0.1430         0.0000              17.670
  12/22/89          0.3000         1.5600              21.490
  12/21/90          0.1900         0.6750              17.830
  12/20/91          0.0000         1.2900              26.480
  12/28/93          0.0000         1.0000              38.300
  12/20/94          0.0000         1.6170              32.150
  12/21/95          0.0000         3.5916              40.170

Class B Shares
  12/20/94          0.0000         1.6170              31.960
  12/21/95          0.0000         3.5916              39.550

Class C Shares
  12/21/95          0.0000         3.5916              40.060

Class Y Shares
  12/20/94          0.0000         1.6170              32.190
  12/21/95          0.0000         3.5916              40.290



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Oppenheimer Discovery Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 09/30/96:

   The formula for calculating average annual total return is as follows:

              1            ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year                         Five Year

   $1,204.09 1                    $2,282.15 .2
  (---------)  - 1 = 20.41%        (---------)  - 1 = 17.94%
     $1,000                           $1,000

   Ten Year

   $5,446.41 .1
  (---------)  - 1 = 18.47%
     $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

   One Year                           Inception

   $1,217.68 1                      $1,549.49 .4004
  (---------) - 1 = 21.77%           (---------) - 1 = 19.17%
     $1,000                             $1,000


Class Y Shares

Examples, assuming a maximum sales charge of 0.00%:

   One Year                           Inception

   $1,280.86 1                      $1,695.67 .4291
  (---------) - 1 = 28.09%           (---------) - 1 = 25.43%
     $1,000                             $1,000







Oppenheimer Discovery Fund
Page 3


1.  Average Annual Total Returns for the Periods Ended 09/30/96 (Continued):

Examples at NAV:

Class A Shares

   One Year                           Five Year

   $1,277.60 1                      $2,421.39 .2
  (---------) - 1 = 27.76%           (---------) - 1 = 19.35%
     $1,000                             $1,000

   Ten Year

   $5,778.48 .1
  (---------) - 1 = 19.17%
     $1,000


Class B Shares

   One Year                           Inception

   $1,267.68 1                      $1,579.50 .4004
  (---------) - 1 = 26.77%           (---------) - 1 = 20.09%
     $1,000                             $1,000


Class Y Shares

   One Year                           Inception

   $1,280.86 1                     $1,695.67 .4291
  (---------) - 1 = 28.09%           (---------) - 1 = 25.43%
     $1,000                             $1,000






















Oppenheimer Discovery Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 09/30/96:

    The formula for calculating cumulative total return is as follows:

   ERV - P
   ------- = Cumulative Total Return
      P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                              Five Year

  $1,204.09 - $1,000                    $2,282.15 - $1,000
  ------------------  =  20.41%    ------------------  =  128.22%
        $1,000                          $1,000

  Ten Year

  $5,446.41 - $1,000
  ------------------  = 444.64%
        $1,000

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year.

  One Year                              Inception

  $1,217.68 - $1,000                    $1,549.49 - $1,000
  ------------------  =  21.77%    ------------------  =   54.95%
        $1,000                          $1,000

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the inception year.

  Inception

  $1,269.57- $1,000
  -----------------  =   26.96%
        $1,000

Class Y Shares

Examples, assuming a maximum sales charge of 0.00%:

  One Year                              Inception

  $1,280.86 - $1,000                    $1,695.67 - $1,000
  ------------------  =  28.09%    ------------------  = 69.57%
        $1,000                          $1,000


Oppenheimer Discovery Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 09/30/96 (Continued):

Examples at NAV:

Class A Shares

  One Year                              Five Year

  $1,277.60 - $1,000                    $2,421.39 - $1,000
  ------------------  =  27.76%    ------------------  = 142.14%
        $1,000                          $1,000

  Ten Year

  $5,778.48 - $1,000
  ------------------  = 477.85%
        $1,000


Class B Shares

  One Year                              Inception

  $1,267.68 - $1,000                    $1,579.50 - $1,000
  ------------------  =  26.77%    ------------------  = 57.95%
        $1,000                               $1,000


Class C Shares

  Inception

  $1,279.56 - $1,000
  ------------------  =  27.96%
       $1,000


Class Y Shares

  One Year                              Inception

  $1,280.86 - $1,000                    $1,695.67 - $1,000
  ------------------  =  28.09%    ------------------  = 69.57%
        $1,000                          $1,000